UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2009
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado	80129

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.
On December 7, 2009, UDR, Inc. (the “Company”) entered into an Amended and Restated Distribution Agreement with Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, (collectively, the “Agents”) with respect to the issue and sale by the Company of its Medium-Term Notes, Series A Due Nine Months or More From Date of Issue (the “Notes”). The Notes are to be issued pursuant to an Indenture, dated November 1, 1995, as amended, supplemented or modified from time to time, between the Company and U.S. Bank National Association, successor trustee to Wachovia Bank, National Association (formerly known as First Union National Bank of Virginia), as trustee. The Amended and Restated Distribution Agreement dated December 7, 2009, is attached hereto and incorporated herein by reference as Exhibit 1.01.
Morrison & Foerster LLP issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.01. Kutak Rock LLP also issued its opinion with respect to certain U.S. federal tax matters regarding our REIT status, which opinion is attached hereto and incorporated by reference as Exhibit 8.02.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

1.01	Amended and Restated Distribution Agreement dated December 7, 2009.

8.01	Tax Opinion of Morrison & Foerster LLP.

8.02	Tax Opinion of Kutak Rock LLP.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: December 9, 2009	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.01	Amended and Restated Distribution Agreement dated December 7, 2009.

8.01	Tax Opinion of Morrison & Foerster LLP.

8.02	Tax Opinion of Kutak Rock LLP.